UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 16, 2006

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-644-2	13-1815595
(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.

As part of its previously disclosed four-year restructuring and business-building program (the “Restructuring Program”), Colgate-Palmolive Company (the “Company”) announced on May 16, 2006 a voluntary early retirement program applicable to certain U.S. employees. The purpose of the program is to enable the Company to continue to re-align organizational resources consistent with its business-building goals. Since the program is voluntary, the amount of the associated charges will depend on which employees elect to participate and is not known at this time. The Company expects the charges, substantially all in cash, to be approximately 10% of the previously disclosed estimated range of total charges for the overall Restructuring Program of between $550 million and $650 million after tax. The expected savings from this project are also included in the previously disclosed range of estimated savings from the overall Restructuring Program of between $250 million and $300 million per year after tax by the fourth year of the Restructuring Program.

This report on Form 8-K may contain forward-looking statements. Actual events or results may differ materially from those statements. For information about factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006	COLGATE-PALMOLIVE COMPANY

	By	/s/ Stephen C. Patrick
	Name:	Stephen C. Patrick
	Title:	Chief Financial Officer